                                                                       Exhibit 4


                           ALLIED CAPITAL CORPORATION
                               STOCK OPTION PLAN


1.     PURPOSE OF THE PLAN

       The purpose of this Stock Option Plan (this "Plan") is to advance the interests of Allied Capital Corporation (the "Company") by providing to directors of the Company and to officers of the Company who have substantial responsibility for the direction and management of the Company additional incentives to exert their best efforts on behalf of the Company, to increase their proprietary interest in the success of the Company, to reward outstanding performance and to provide a means to attract and retain persons of outstanding ability to the service of the Company. It is recognized that the Company cannot attract or retain these officers and directors without this compensation. Options granted under this Plan may qualify as incentive stock options ("ISOs"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.     ADMINISTRATION

       This Plan shall be administered by a committee (the "Committee") comprised of at least two (2) members of the Company's Board of Directors who each shall (a) be a "non-employee director," as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, unless administration of the Plan by "non-employee directors" is not then required for exemptions under Rule 16b-3 to apply to transactions under the Plan, (b) not be an "interested person," as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "Act"), and (c) be an "outside director" as defined under Section 162(m) of the Code, unless the action taken pursuant to the Plan is not required to be taken by "outside directors" to qualify for tax deductibility under Section 162(m) of the Code. The Committee shall interpret this Plan and, to the extent and in the manner contemplated herein, shall exercise the discretion reserved to it hereunder. The Committee may prescribe, amend and rescind rules and regulations relating to this Plan and to make all other determinations necessary for its administration. The decision of the Committee on any interpretation of this Plan or administration hereof, if in compliance with the provisions of the Act and regulations promulgated thereunder, shall be final and binding with respect to the Company, any optionee or any person claiming to have rights as, or on behalf of, any optionee.

3.     SHARES SUBJECT TO THE PLAN

       The shares subject to option and the other provisions of this Plan shall be shares of the Company's common stock, par value $.0001 per share ("shares"). Subject to the provisions hereof concerning adjustment, the total number of shares which may be purchased upon the exercise or surrender of stock options granted under this Plan shall not exceed 6,250,000 shares, which includes all shares with respect to which options have been granted or surrendered for payment in cash or other consideration pursuant to this Plan or predecessor forms of this Plan. In the event any option shall cease to be exercisable in whole or in part for any reason, the shares which were covered by such option, but as to which the option had not been exercised, shall again be available under this Plan. Shares may be made available from authorized, unissued or reacquired stock or partly from each.

4.     PARTICIPANTS

       (a) Officers and Directors. The Committee shall determine and designate from time to time those directors and key officers of the Company who shall be eligible to participate in this Plan. The Committee shall also determine the number of shares to be offered from time to time to each optionee. In making these determinations, the Committee shall take into account the past service of each such director or officer to the Company, the present and potential contributions of such director or officer to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of this Plan; provided that the Committee shall determine that each grant of options to an optionee, the number of shares offered thereby and the terms of such option are in the best interests of the Company and its shareholders. The date on which the Committee approves the grant of any option to an officer of the Company shall be the date of issuance of such option; provided, however, that if (1) any such action by the Committee does not constitute approval thereof by both (A) a majority of the Company's directors who have no financial interest in such action and (B) a majority of the Company's directors who are not "interested persons" (as defined in Section 2(a)(19) of the Act) of the Company and (2) such approval is at such time required by Section 61(a)(3)(B)(i)(I) or other applicable provision of the Act, then the grant of any option by such action shall not be effective, and there shall be no issuance of such option, until there has been approval of such action by (A) a majority of the Company's directors who have no financial interest in such action and (B) a majority of the Company's directors who are not "interested persons" of the Company, on the basis that such action is in the best interests of the Company and its shareholders, and the last date on which such required approval is obtained shall be the date of issuance of such option. The date on which the Committee approves the grant of any option to a director of the Company who is not also an officer or employee of the Company shall be the date of issuance of such option; provided, however, that if (1) the proposal to issue such options has not been approved by order of the U.S. Securities and Exchange Commission (the "SEC") and (2) such approval is required at such time by Section 61(a)(3)(B)(i)(II) or other applicable provision of the Act, then the grant of any option by such action shall not be effective, and there shall be no issuance of such option, until there has been approval of such proposal by order of the SEC on the basis that the terms of the proposal are fair and reasonable and do not involve overreaching of the Company or its shareholders, and the date on which required approval is obtained shall be the date of issuance of such option. The agreement documenting the award of any option granted pursuant to this paragraph 4(a) shall contain such terms and conditions as the Committee shall deem advisable, including but not limited to being exercisable only in such installments as the Committee may determine.

       (b) Option Agreements. Agreements evidencing options granted to different optionees or at different times need not contain similar provisions. Options that are intended to be ISOs will be designated as such; any option not so designated will be treated as a nonqualified stock option.

5.     OPTION PRICE

       Each option agreement shall state the price at which the subject option may be exercised, which shall not be less than the current fair market value of the shares at the date of issuance of an option; provided, that the exercise price of any option that is intended to be an ISO and that is granted to a holder of 10% or more of the Company's shares shall not be less than 110% of such current fair market value.

6.     OPTION PERIOD

       Each option agreement shall state the period or periods of time within which the subject option may be exercised, in whole or in part, by the optionee which shall be such period or periods of time as may be determined by the Committee; provided, that the option period shall not exceed ten years from the date of issuance of the option and, in the case of an option that is intended to be an ISO and that is granted to a holder of 10% or more of the Company's shares, shall not exceed five years.

7.     PAYMENT FOR SHARES

       Full payment for shares purchased shall be made at the time of exercising the option in whole or in part. Payment of the purchase price shall be made in cash (including check, bank draft or money order) or, if authorized pursuant to paragraph 9 hereof, by a loan from the Company in accordance with paragraph 9.

8.     TRANSFERABILITY OF OPTIONS

       Options shall not be transferable other than by will or the laws of descent and distribution, and during an optionee's lifetime shall be exercisable only by the optionee.

9.     LOANS BY THE COMPANY

       Upon the exercise of any option, the Company, at the request of an officer-optionee, and subject to the approval of both (a) a majority of the Company's directors who each has no financial interest in such loan and (b) a majority of the Company's directors who each is not an "interested person," as defined in Section 2(a)(19) of the Act, of the Company on the basis that such loan is in the best interests of the Company and its stockholders (whether such approval is by the Committee or otherwise), may lend to such officer-optionee, as of the date of exercise, an amount equal to the exercise price of such option; provided, that such loan (a) shall have a term of not more than ten years, (b) shall become due within sixty days after the recipient of the loan ceases to be an officer of the Company, (c) shall bear interest at a rate no less than the prevailing rate applicable to 90-day United States Treasury bills at the time the loan is made, and (d) shall be fully collateralized at all times, which collateral may include securities issued by the Company. Loan terms and conditions may be changed by the Committee to comply with applicable IRS and SEC regulations.

10.    TERMINATION OF OPTION

       All rights to exercise options shall terminate sixty days after any optionee ceases to be a director or an officer of the Company. Notwithstanding the foregoing, however, where an optionee's service as a director or officer of the Company terminates as a result of the optionee's death or his total and permanent disability, the optionee or the executors or administrators or legatees or distributees of the estate, as the case may be, shall have the right, from time to time within one year after the optionee's total and permanent disability or death and prior to the expiration of the term of the option, to exercise any portion of the option not previously exercised, in whole or in part, as provided in the respective option agreement.

11.    EFFECT OF CHANGE IN STOCK SUBJECT TO THE PLAN

       Subject to any required action by the shareholders of the Company and the provisions of applicable corporate law, the number of shares of represented by the unexercised portion of an option, the number of shares which has been authorized or reserved for issuance hereunder, and the number of shares covered by any applicable vesting schedule hereunder, as well as the exercise price of a share represented by the unexercised portion of an option, shall be proportionately adjusted for (a) a division, combination or reclassification of any of the shares of common stock of the Company or (b) a dividend payable in shares of common stock of the Company.

12.    GENERAL RESTRICTION

       Each option shall be subject to the requirement that, if at any time the Board of Directors shall determine, at its discretion, that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of the shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Subject to the limitations of paragraph 6, no option shall expire during any period when exercise of such option has been prohibited by the Board of Directors, but shall be extended for such further period so as to afford the optionee a reasonable opportunity to exercise his option.

13.    MISCELLANEOUS PROVISIONS

       (a) No optionee shall have rights as a shareholder with respect to shares covered by his option until the date of exercise of his option.

       (b) The granting of any option shall not impose upon the Company any obligation to appoint or to continue to appoint as a director or officer any optionee, and the right of the Company to terminate the employment of any officer or other employee, or service of any director, shall not be diminished or affected by reason of the fact that an option has been granted to such optionee.

       (c) Options shall be evidenced by stock option agreements in such form and subject to the terms and conditions of this Plan as the Committee shall approve from time to time, consistent with the provisions of this Plan. Such stock option agreements may contain such other provisions as the Committee in its discretion may deem advisable. In the case of any discrepancy between the terms of the Plan and the terms of any option agreement, the Plan provisions shall control.

       (d) For purposes of this Plan, the fair market value of the shares shall be the closing sales price of the stock as quoted on the National Association of Securities Dealers Automated Quotation System for the date of issuance of such option, as provided herein. If the Company's shares are traded on an exchange, the price shall be the closing price of the Company's stock as reported in The Wall Street Journal for such date of issuance of an option.

       (e) The aggregate fair market value (determined as of the date of issuance of an option) of the shares with respect to which an option, or portion thereof, intended to be an ISO is exercisable for the first time by any optionee during any calendar year (under all incentive stock option plans of the Company and subsidiary corporations) shall not exceed $100,000.

       (f) All options issued pursuant to this Plan shall be granted within ten years from the earlier of the date of adoption of this Plan (or any amendment thereto requiring shareholder approval pursuant to the Code) or the date this Plan (or any amendment thereto requiring shareholder approval pursuant to the Code) is approved by the shareholders of the Company.

       (g) No option may be issued if exercise of all warrants, options and rights of the Company outstanding immediately after issuance of such option would result in the issuance of voting securities in excess of 20% of the Company's outstanding voting securities.

       (h) A leave of absence granted to an employee does not constitute an interruption in continuous employment for purposes of this Plan as long as the leave of absence does not extend beyond one year.

       (i) Any notices given in writing shall be deemed given if delivered in person or by certified mail; if given to the Company at Allied Capital Corporation, 1666 K Street, NW, 9th Floor,

Washington, D.C. 20006; and, if to an optionee, in care of the optionee at his or her last known address.

       (j) This Plan and all actions taken by those acting under this Plan shall be governed by the substantive laws of Maryland without regard to any rules regarding conflict-of-law or choice-of-law.

       (k) All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company.

14.    CHANGE OF CONTROL

       In the event of a Change of Control (as hereinafter defined), all then-outstanding options will become fully vested and exercisable as of the Change of Control. For purposes of the Plan, "Change of Control" means (i) the sale of substantially all of the Company's assets, (ii) the acquisition, whether directly, indirectly, beneficially (within the meaning of Rule 13d-3 of the 1934 Act), or of record, of securities of the Company representing twenty-five percent (25%) or more in the aggregate voting power of the Company's then-outstanding Common Stock by any "person" (within the meaning of Sections 13(d) and 14(d) of the 1934 Act), including any corporation or group of associated persons acting in concert, other than (A) the Company or its subsidiaries and/or (B) any employee pension benefit plan (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974) of the Company or its subsidiaries, including a trust established pursuant to any such plan, or (iii) a merger or consolidation of the Company with another entity unless the Company is the surviving company in such merger or consolidation.

15.    AMENDMENT AND TERMINATION

       The Board of Directors may modify, revise or terminate this Plan at any time and from time to time. While the Board of Directors may seek shareholder approval of an action modifying a provision of the Plan where it is determined that such shareholder approval is advisable under the provisions of applicable law, the Board of Directors shall be permitted to make any modification or revision to any provision of this Plan without shareholder approval. This Plan shall terminate when all shares reserved for issuance hereunder have been issued upon the exercise of options, or by action of the Board of Directors pursuant to this paragraph, whichever shall first occur.

16.    EFFECTIVE DATE OF THE PLAN

       This Plan shall become effective upon the latest to occur of (1) adoption by the Board of Directors, (2) approval of this Plan by the shareholders of the Company, and (3) the effective time of the merger of Allied Capital Corporation, Allied Capital Corporation II, Allied Capital Commercial Corporation, and Allied Capital Advisers, Inc., each of which is a Maryland corporation, into the Company with the Company as the surviving corporation.